Exhibit 10.2

PROMISSORY NOTE

$1,500,000	December 10, 2013

FOR VALUE RECEIVED, LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ENHANCED JOBS FOR TEXAS FUND, LLC, a Delaware limited liability company (the “Purchaser”), at its offices located at 2802 Flintrock Trace, Suite 220, Austin, TX 78738 (or at such other place or places as the Purchaser may designate), at the times and in the manner provided in the Note Purchase Agreement, dated as of December 10, 2013 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), between the Borrower, Purchaser, and such other parties thereto, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) under the terms and conditions of this promissory note (this “Note”) and the Note Purchase Agreement. The defined terms in the Note Purchase Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate outstanding principal amount of this Note at the rates applicable thereto from time to time as provided in the Note Purchase Agreement.

All of the terms, conditions and covenants of the Note Purchase Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Note Purchase Agreement and the other Loan Documents. Reference is made to the Note Purchase Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York but excluding all choice of law and conflicts of law rules. The Borrower hereby submits to the non-exclusive jurisdiction and venue of the courts located in New York County, New York, although the Purchaser shall not be limited to bringing an action in such courts to enforce a judgment or other court order entered in favor of the Purchaser.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

BORROWER:

LAPOLLA INDUSTRIES, INC.

By:	/s/ Michael T. Adams, EVP
Name:	Michael T. Adams
Title:	Executive Vice President